EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


(Dollars in millions)                                                        Year ended December 31
                                                          --------------------------------------------------------
                                                              1992        1993        1994        1995        1996
                                                          --------    --------    --------    --------    --------
GE except GECS
Earnings <F1>                                             $  5,582    $  5,511    $  7,828    $  8,696    $  9,677
Less:  Equity in undistributed earnings
       of General Electric Capital
       Services, Inc. <F2>                                    (831)       (957)     (1,181)     (1,324)     (1,836)
Plus:  Interest and other financial
       charges included in expense                             768         525         410         649         595
       One-third of rental expense <F3>                        228         212         171         174         171
                                                          --------    --------    --------    --------    --------
Adjusted "earnings"                                       $  5,747    $  5,291    $  7,228    $  8,195    $  8,607
                                                          ========    ========    ========    ========    ========

Fixed Charges:
       Interest and other financial charges               $    768    $    525    $    410    $    649    $    595
       Interest capitalized                                     29          21          21          13          19
       One-third of rental expense <F3>                        228         212         171         174         171
                                                         --------    --------    --------    --------    --------
Total fixed charges                                       $  1,025    $    758    $    602    $    836    $    785
                                                          ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                            5.61        6.98       12.01        9.80       10.96
                                                          ========    ========    ========    ========    ========


General Electric Company and consolidated affiliates
Earnings <F1>                                             $  6,026    $  6,287    $  8,831    $  9,941    $ 11,075
Plus:  Interest and other financial
       charges included in expense                           4,512       4,096       4,994       7,336       7,939
       One-third of rental expense <F3>                        320         349         327         349         353
                                                          --------    --------    --------    --------    --------
Adjusted "earnings"                                       $ 10,858    $ 10,732    $ 14,152    $ 17,626    $ 19,367
                                                          ========    ========    ========    ========    ========
Fixed Charges:
       Interest and other financial charges               $  4,512    $  4,096    $  4,994    $  7,336    $  7,939
       Interest capitalized                                     35          26          30          34          60
       One-third of rental expense <F3>                        320         349         327         349         353
                                                          --------    --------    --------    --------    --------
Total fixed charges                                       $  4,867    $  4,471    $  5,351    $  7,719    $  8,352
                                                          ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                            2.23        2.40        2.64        2.28        2.32
                                                          ========    ========    ========    ========    ========

<F1>Earnings before income taxes and minority interest.  For 1993,  earnings are before cumulative effect of a change in accounting principle.
<F2>Earnings after income taxes, net of dividends.
<F3>Considered to be representative of interest factor in rental expense.